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                                                  EXHIBIT 10(d)

                     THE ST. PAUL COMPANIES, INC.

                  DIRECTORS CHARITABLE AWARD PROGRAM

                       Amended November 9, 2000

1.   PURPOSE OF THE PROGRAM

     The St. Paul Companies, Inc. Directors Charitable Award Program (the "Program") allows each eligible Director of The St. Paul Companies, Inc. (the "Company") to recommend that the Company make a donation of up to $1,000,000 to the eligible tax-exempt organization(s) (the "Donee(s)") selected by the Director, with the donation to be made, in the Director's name, in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. The purpose of the Program is to recognize the interest of the Company and its Directors in supporting worthy educational institutions and other charitable organizations.

2.   ELIGIBILITY

     All persons serving as Directors of the Company as of February 7, 1995, shall be eligible to participate in the Program upon their completion of enrollment in the Program. All Directors who join the Company's Board of Directors after that date shall be immediately eligible to participate in the Program upon election to the Board and completion of enrollment in the Program.

3.   RECOMMENDATION OF DONATION

     When a Director becomes eligible to participate in the Program, he or she shall make a written recommendation to the Company, on a form approved by the Company for this purpose, designating the Donee(s) which he or she intends to be the recipient(s) of the Company donation to be made on his or her behalf. A Director may revise or revoke any such recommendation prior to his or her death by signing a new recommendation form and submitting it to the Company.

4.   AMOUNT AND TIMING OF DONATION

     Each eligible Director may choose one organization to receive a Company donation of up to $1,000,000, or up to four organizations to receive donations aggregating up to $1,000,000. Each recommended organization must be recommended to receive a donation of at least $100,000. The donation will be made by the Company in ten equal annual installments, with the first installment to be made as soon as is practicable after the Director's death. If a Director recommends more than one organization to receive a donation, each will receive a prorated portion of each annual
     installment.   Each annual installment payment will be divided
     among the recommended organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director.

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5.   DONEES

     In order to be eligible to receive a donation, a recommended organization must initially, and at the time a donation is to be made, qualify to receive tax-deductible donations under the Internal Revenue Code, and be reviewed and approved by the Board Governance Committee. A recommendation will be approved unless it is determined, in the exercise of good faith judgment, that a donation to the organization would be detrimental to the best interests of the Company. A Director's private foundation is not eligible to receive donations under the Program. If an organization recommended by a Director ceases to qualify as a Donee, and if the Director does not submit a form to change the recommendation before his or her death, the amount recommended to be donated to the organization will instead be donated to the Director's remaining recommended qualified Donee(s) on a prorated
     basis.   If none of the recommended organizations qualify, the
     donation will be made to the organization(s) selected by the Company.

6.   VESTING

     The amount of the donation made on a Director's behalf will be determined based on the Director's months of Board service, in accordance with the following vesting schedule:

          VESTING DATE             DONATION AMOUNT
          ------------             ---------------
          Upon first                      $200,000
          anniversary of date
          first elected a
          director by
          shareholders
          (Election Date)

          Upon second                     $400,000
          anniversary of
          Election Date

          Upon third                      $600,000
          anniversary of
          Election Date

          Upon fourth                     $800,000
          anniversary of
          Election Date

          Upon fifth                    $1,000,000
          anniversary of
          Election Date

     Notwithstanding this vesting schedule, a Director will be entitled to a donation amount of $1,000,000 in the event (a) he or she dies or becomes disabled while serving as a Director, (b) if not an employee of the Company, he or she retires at the mandatory retirement age for non-employee Directors, (c) if an employee of the Company, he or she retires on or after his or her normal retirement date, or (d) of a Change of Control of the Company. "Change of Control" means a change of control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on November 9, 2000, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" within the meaning of
     Section 14(d) of the Securities Exchange Act of 1934, other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of fifty per cent (50%) or more of the Company's outstanding common stock; or (b) individuals who constitute the Board on November 9, 2000, cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to November 9, 2000, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Board on November 9, 2000 (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (b), considered as though such person were a member of the Board on November 9, 2000.

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     For persons serving as Directors on February 7, 1995, Board service prior to that date will count as vesting service.

     If a Director recommends more than one organization to receive aggregate donations of up to $1,000,000, and if the applicable vested donation amount is less than $1,000,000, the actual donation amount will be divided among those organizations in the same proportions as the total donation amount has been allocated among the organizations by the Director.

7.   FUNDING AND PROGRAM ASSETS

     The Company may fund the Program or it may choose not to fund the Program. If the Company elects to fund the Program in any manner, neither the Directors nor their recommended Donee(s) shall have any rights or interests in any assets of the Company identified for such purpose. Nothing contained in the Program shall create, or be deemed to create, a trust, actual or constructive, for the benefit of a Director or any Donee recommended by a Director to receive a donation, or shall give, or be deemed to give, any Director or recommended Donee any interest in any assets of the Program through life insurance policies, a participating Director agrees to cooperate and fulfill the enrollment requirements necessary to obtain insurance on his or her life.

8.   AMENDMENT OR TERMINATION

     The Board of Directors of the Company may, at any time, without the consent of the Directors participating in the Program amend, suspend, or terminate the program. Notwithstanding the foregoing, the Program cannot be amended, suspended, or terminated following a Change of Control of the Company in any manner without the consent of the participating Directors.

9.   ADMINISTRATION

     The Program shall be administered by the Board Governance Committee. The Committee shall have authority, in its discretion, but subject to the provisions of the Program, to prescribe, amend, and rescind rules, regulations and procedures relating to the Program. The determinations of the Committee on the foregoing matters shall be conclusive and binding on all interested parties.

10.  GOVERNING LAW

     The Program shall be construed and enforced according to the laws of the State of Minnesota and all provisions thereof shall be administered according to the laws of said state.

11.  EFFECTIVE DATE

     The Program shall become effective when all Directors, as of February 7, 1995, have completed the Program enrollment requirements.